Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2023 Third Quarter Financial Results

•Q3 Revenue of $3.7 million, up 31% year over year
•Operating loss of $4.1 million, a 63% improvement year over year
•Company raises approximately $5.5 million, net in public offering of shares of Company's common stock and pre-funded warrants, completes $11.0 million concurrent private placement of unregistered pre-funded warrants and unregistered warrants to purchase shares of Company's common stock and $16.3 million conversion of secured notes
•Company announces achievement of $750 per member per month cost savings for a prominent health plan's members

Miami, FL – November 14, 2023 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the third quarter ended September 30, 2023.

Management Commentary

“I believe the enhancements we have made to our product strategy with our WholeHealth suite of behavioral health solutions has played a major role in the business momentum we are seeing. Operating efficiencies and a commitment to customer success have also contributed to our improved top-line and bottom-line results. All of us at Ontrak Health are deeply grateful to our new and existing customers for their support and shared commitment to helping improve the health and save the lives of as many members as possible,” said Brandon LaVerne, the Company's Interim Chief Executive Officer and Chief Operating Officer.

Third Quarter 2023 Financial Results Highlights

All common share and per share amounts presented herein for all prior periods have been retroactively adjusted to reflect the impact of the previously announced reverse stock split (see below for more information).

•Revenue for the third quarter of 2023 was $3.7 million, representing a 31% increase compared to the same period in 2022.
•Operating loss for the third quarter of 2023 was $(4.1) million compared to an operating loss of $(11.1) million for the same period in 2022.

•Adjusted EBITDA for the third quarter of 2023 was $(2.6) million compared to adjusted EBITDA of $(7.7) million for the same period in 2022.
•Net loss for the third quarter of 2023 was $(6.4) million, or a $(1.76) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(12.8) million, or a $(3.70) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2022.
•Non-GAAP net loss for the third quarter of 2023 was $(5.7) million, or a $(1.61) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(9.4) million, or a $(2.86) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2022.

Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

Third Quarter 2023 and Recent Operating Highlights

•Total enrolled members in our WholeHealth+ program numbered 2,297 at the end of Q3 2023, compared to 1,889 at the end of Q2 2023 and 1,365 at the end of Q3 2022.
•On July 24, 2023, the Company entered into an agreement with a prominent regional Medicaid health plan for our Wholehealth+ and Ontrak Engage solutions. The agreement is pending state approval and is expected to launch in the fourth quarter of 2023.
•On July 27, 2023, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware implementing a reverse split at ratio of 1:6. Any fractional share of the Company's common stock resulting from the reverse split was automatically rounded up to the nearest whole share. The Company's common stock began trading on the NASDAQ Capital Market on a post-split basis at the open of trading on July 28, 2023, and continues to trade under the symbol “OTRK,” but has been assigned a new CUSIP number (683373302).
•On October 10, 2023, the Company was notified by a health plan customer of its intent not to continue using the Company’s services after February 2024. The customer also informed us that the notification was related to the customer’s financial and budgetary constraints and not reflective of the performance or value of the Company’s services. For the three and nine months ended September 30, 2023, we billed this customer approximately $1.2 million and $3.1 million, respectively, representing 32.6% and 33.8%, respectively, of our total revenue. We do not expect this decision to have a material negative impact on our previously stated revenue expectations for fiscal year 2023. Our outreach pool, which represents individuals insured by our health plan customers who have been identified through our advanced data analytics and predictive modeling with untreated behavioral health conditions that may be impacted through enrollment in the Ontrak program, excluding members from the customer that provided this notice, was 2,664 as of October 27, 2023.
•On October 31, 2023, the Company and Acuitas Capital entered into a Fifth Amendment to the Master Note Purchase Agreement, as amended (the "Fifth Amendment"), which, among other things, amended the definition of Qualified Financing to replace $10.0 million with $8.0 million, and in the event the Company completes a Qualified Financing, as defined in the Keep Well Agreement, the following are provided: i) the conversion of Keep Well Notes plus accrued and unpaid interest thereon, less $7.0 million, ii) in lieu of the provision set forth in the Fourth Amendment concerning investment of Escrowed Funds in an offering (which is described below), the Company and Acuitas to consummate a private placement which would consist of the escrowed funds and $5.0 million of Keep Well Notes in pre-funded warrants. In addition, the maturity date of the remaining $2.0 million Keep Well Note was changed from September 30, 2024 to the date that is two years and six months after the closing date of the offering (May 14, 2026), unless it becomes due and payable in full earlier, whether by acceleration or otherwise.
•On November 14, 2023, the Company announced the closing of its previously announced public offering of:
◦4,592,068 shares of its common stock and 9,184,136 warrants to purchase up to 9,184,136 shares of its common stock at a combined public offering price of $0.60 per share of common stock and accompanying warrants, and
◦5,907,932 pre-funded warrants to purchase up to 5,907,932 shares of its common stock and 11,815,864 warrants to purchase up to 11,815,864 shares of its common stock at a combined public offering price of $0.5999 per pre-funded warrant and accompanying warrants, which represents the per share public offering price for the common stock and accompanying warrants less the $0.0001 per share exercise price for each pre-funded warrant.
◦The Company estimates net proceeds of approximately $5.5 million from the public offering described above.
•In addition, concurrent with the public offering described above, the Company announced the closing of its previously announced concurrent private placement (the “Private Placement”) of $11.0 million worth of unregistered pre-funded warrants to purchase shares of the Company's common stock and unregistered warrants to purchase shares of the Company's common stock to Acuitas. The Company issued 18,333,333 pre-funded warrants to purchase up to 18,333,333 shares of its common stock and 36,666,666 warrants to purchase up to 36,666,666 shares of its common stock at a purchase price of $0.5999 per pre-funded warrant and accompanying warrants, which represents the per share public offering price for the common stock and accompanying warrants less the $0.0001 per share exercise price for each pre-funded warrant. The warrants accompanying the pre-funded warrants have an exercise price of $0.85 per share. The exercisability of such warrants are subject to stockholder approval and, if such approval is obtained, will expire on the fifth anniversary of the date of such approval. The consideration for the Private Placement Securities purchased by Acuitas consisted of (a) the $6.0 million of escrowed funds then held in the escrow account, and (b) a reduction of the aggregate amounts outstanding under the Keep Well Notes (after giving effect to the Notes Conversion) to $2.0 million (the “Surviving Note”). Prior to the closing of the public offering and private placement, Acuitas converted approximately $16.3 million of outstanding senior secured convertible notes, leaving $2.0 million of Surviving Note.
•On October 19, 2023, the Company announced the preliminary results of a formal evaluation conducted to assess the impact of Ontrak WholeHealth+ program on one of its health plan customer's Medicaid members' medical costs, which showed achievement of $750 per member per month cost savings for its graduated members with the WholeHealth+ program.

•On September 19, 2023, the Company announced the successful deployment of the Axiom Systems TransSend Core EDI Gateway, a cutting-edge solution that not only simplifies the process of managing electronic data interchange (EDI) exchanges with trading partners while complying with federal requirements and best industry practices, but also enables Ontrak to leverage advanced analytics and AI to identify and engage members who need our care the most and improve our data quality and integrity, resulting in faster and more accurate AI-based member identification, outreach, engagement and behavioral healthcare provider access.
•On September 7, 2023, the Company announced the results of its 9-month post baseline follow-up behavioral health study, fortified by the PHQ-9 and GAD-7 assessments, showing Ontrak’s Wholehealth+ program has contributed to 53-60% reductions in anxiety and depressive symptoms among assessed members.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the year ending December 31, 2023, the Company reaffirms its estimate of revenue in the range of $12 to $14 million. The foregoing estimate is based on existing and currently planned enrollment launches, currently anticipated program expansions with current health plan partners, current expectations with the Company’s existing customers regarding outreach pool, budget considerations and timing of expansions.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the expectations around state approval and timing of launch of the new customer contract, the Company’s belief that its strategy will accelerate the Company’s return to growth, maximize the Company’s differentiated platform, and strengthen the Company’s position, the Company’s expectations regarding reductions in costs resulting from its cost saving measures, and the Company’s estimated revenue for 2023. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the outcomes of ongoing legal proceedings brought by the U.S. Department of Justice and the Securities and Exchange Commission against the Company’s largest stockholder and former Chief Executive Officer and Chairman, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, write-off of debt issuance costs, restructuring, severance and related costs, gain on termination of operating lease, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, write-off of debt issuance costs, restructuring, severance and related costs, gain on termination of operating lease and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$3,715	$2,843	$9,204	$12,004
Cost of revenue	1,040	1,436	2,691	6,488
Gross profit	2,675	1,407	6,513	5,516

Operating expenses:
Research and development	1,552	2,833	4,733	9,113
Sales and marketing	822	1,151	2,649	3,893
General and administrative	4,365	7,552	14,593	27,694
Restructuring, severance and related charges	—	934	457	934
Total operating expenses	6,739	12,470	22,432	41,634
Operating loss	(4,064)	(11,063)	(15,919)	(36,118)

Other income (expense), net	38	(1,241)	324	(3,213)
Interest expense, net	(2,392)	(440)	(6,009)	(2,996)
Loss before income taxes	(6,418)	(12,744)	(21,604)	(42,327)
Income tax (expense) benefit	—	(20)	80	(140)
Net loss	(6,418)	(12,764)	(21,524)	(42,467)
Dividends on preferred stock - declared and undeclared	(2,239)	(2,239)	(6,716)	(6,716)
Net loss attributable to common stockholders	$(8,657)	$(15,003)	$(28,240)	$(49,183)

Net loss per common share, basic and diluted	$(1.76)	$(3.70)	$(5.85)	$(13.42)

Weighted-average common shares outstanding, basic and diluted	4,905	4,056	4,827	3,666

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$3,227	$5,032
Restricted cash - current	6,000	4,477
Receivables, net	212	973
Unbilled receivables	351	453
Deferred costs - current	203	156
Prepaid expenses and other current assets	2,691	3,168
Total current assets	12,684	14,259
Long-term assets:
Property and equipment, net	1,769	2,498
Restricted cash - long-term	—	204
Goodwill	5,713	5,713
Intangible assets, net	210	1,125
Other assets	186	1,326
Operating lease right-of-use assets	206	632
Total assets	$20,768	$25,757

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,139	$1,927
Accrued compensation and benefits	743	1,987
Deferred revenue	300	326
Current portion of operating lease liabilities	53	653
Other accrued liabilities	8,921	4,576
Total current liabilities	11,156	9,469
Long-term liabilities:
Long-term debt, net	14,060	10,065
Long-term operating lease liabilities	181	546
Total liabilities	25,397	20,080
Commitments and contingencies

Stockholders' (deficit) equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 4,916,963 and 4,527,914 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	459,633	448,415
Accumulated deficit	(464,265)	(442,741)
Total stockholders' (deficit) equity	(4,629)	5,677
Total liabilities and stockholders' (deficit) equity	$20,768	$25,757

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(21,524)	$(42,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,340	6,282
Write-off of debt issuance costs	—	3,334
Write-off of other asset	100	—
Paid-in-kind interest expense	3,110	—
Gain on termination of operating lease	(471)	—
Depreciation expense	876	2,222
Amortization expense	3,924	1,946
Change in fair value of warrant liability	(26)	(121)
401(k) employer match in common shares	—	528
Common stock issued for consulting services	—	102
Changes in operating assets and liabilities:
Receivables	761	1,348
Unbilled receivables	102	2,823
Prepaid expenses and other current assets	917	2,966
Accounts payable	(736)	758
Deferred revenue	(27)	(153)
Leases liabilities	(154)	(160)
Other accrued liabilities	(1,074)	(1,928)
Net cash used in operating activities	(11,882)	(22,520)
Cash flows from investing activities
Purchase of property and equipment	(196)	(1,004)
Net cash used in investing activities	(196)	(1,004)
Cash flows from financing activities
Proceeds from Keep Well Notes	8,000	11,000
Proceeds from Keep Well Agreement held in escrow	6,000	—
Repayments of 2024 Notes	—	(39,194)
Proceeds from issuance of common stock	—	4,000
Common stock issuance costs	—	(706)
Dividends paid	—	(2,239)
Debt issuance costs	(449)	(792)
Finance lease obligations	(126)	(226)
Financed insurance premium payments	(1,830)	(2,325)
Payment of taxes related to net-settled stock awards	(3)	(6)
Net cash provided by (used in) financing activities	11,592	(30,488)
Net change in cash and restricted cash	(486)	(54,012)
Cash and restricted cash at beginning of period	9,713	65,946
Cash and restricted cash at end of period	$9,227	$11,934
Supplemental disclosure of cash flow information:
Interest paid	$55	$2,307
Income taxes paid	3	210
Non-cash financing and investing activities:
Warrants issued in connection with Keep Well Notes and 2024 Notes	$11,034	$780
Loss on extinguishment of debt with related party	2,153	—
Common stock issued in connection with Keep Well Agreement	—	1,249
Financed insurance premium	284	352
Finance lease and accrued purchases of property and equipment	23	31
Common stock issued to settle contingent consideration	—	293
Accrued debt issuance costs	266	138

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating loss	$(4,064)	$(11,063)	$(15,919)	$(36,118)
Depreciation expense	286	798	876	2,222
Amortization expense (1)	332	412	1,074	1,217
EBITDA	(3,446)	(9,853)	(13,969)	(32,679)
Stock-based compensation expense	797	1,219	2,340	6,282
Restructuring, severance and related costs (2)	—	934	457	934
Adjusted EBITDA	$(2,649)	$(7,700)	$(11,172)	$(25,463)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(6,418)	$(12,764)	$(21,524)	$(42,467)
Stock-based compensation expense	797	1,219	2,340	6,282
Write-off of debt issuance costs	—	1,311	—	3,334
Restructuring, severance and related costs (2)	—	934	457	934
Gain on change in fair value of warrant liability	(38)	(70)	(26)	(121)
Gain on termination of operating lease (3)	—	—	(471)	—
Non-GAAP net loss	(5,659)	(9,370)	(19,224)	(32,038)
Dividends on preferred stock - declared and undeclared	(2,239)	(2,239)	(6,716)	(6,716)
Non-GAAP net loss attributable to common stockholders	$(7,898)	$(11,609)	$(25,940)	$(38,754)

Net loss per common share - basic and diluted	$(1.76)	$(3.70)	$(5.85)	$(13.42)
Non-GAAP net loss per common share - basic and diluted	(1.61)	(2.86)	(5.37)	(10.57)
Weighted-average common shares outstanding - basic and diluted	4,905	4,056	4,827	3,666
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce plans announced in March 2023 and August 2022 as part of Company's continued cost savings measure.
(3) Represents gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA in February 2023.